Exhibit 99.1

KINGSWAY ANNOUNCES AVAILABILITY OF ANNUAL LETTER TO SHAREHOLDERS

Chicago (May 1, 2024) ‐ (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) announced today that a letter to its shareholders from John T. Fitzgerald, the Company’s President and CEO, has been made available (the “Letter”). The Letter can be found on the Company’s website at: https://bit.ly/23AL

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty and business services industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol "KFS."

The Company serves the extended warranty industry through its operating subsidiaries IWS (iwsgroup.com), Penn Warranty (pennwarranty.com), Preferred Warranties (preferredwarranties.com) and Trinity Warranty Solutions (trinitywarranty.com).

The Company serves the business services industry through its operating subsidiaries CSuite (csuitefinancialpartners.com), Ravix (ravixgroup.com), Secure Nursing Service (securenursing.com), SPI Software (spisoftware.com) and Digital Diagnostics, Inc (ddimagingusa.com).

Forward-Looking Statements

This press release and/or Shareholder Letter may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks" and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2023 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Media Inquiries: Hayden IR James Carbonara (646) 755-7412 james@haydenir.com	For Company Inquiries: Kingsway Financial Services Inc. Kent Hansen, CFO (312) 766-2163 khansen@kingsway-financial.com